                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.________ )
Filed by the Registrant
[x] Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[x] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12


                          Sparta Pharmaceuticals, Inc.
                -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)       Title of each class of securities to which transaction applies:

                --------------------------------------------------

       2)       Aggregate number of securities to which transaction applies:

                --------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                --------------------------------------------------

       4)       Proposed maximum aggregate value of transaction:

                --------------------------------------------------

       5)       Total fee Paid:
                --------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

                  1)  Amount previously paid:

                  --------------------------------------------------------
                  2)  Form, Schedule or Registration Statement No:

                  --------------------------------------------------------

                  3) Filing party:

                  --------------------------------------------------------

                  4)  Date Filed:

                           Preliminary Proxy Statement





                                                                  April xx, 1998


Dear Stockholder,

         You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Sparta Pharmaceuticals, Inc. (the "Company") to be held at 10:00 a.m. on Monday, May 11, 1998 at 111 Rock Road, Horsham, Pennsylvania.

         At the Annual Meeting, two persons will be elected to the Board of Directors. In addition, the Company will ask the stockholders to approve an amendment to the Company's Certificate of Incorporation (the "Amendment") which will effect a one-for-five reverse stock split (the "Reverse Split") of the outstanding shares of Common Stock and to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

         We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                             Sincerely,



                                             Jerry B. Hook, Ph.D.
                                             Chairman of the Board






                             YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                          Preliminary Proxy Statement
                          SPARTA PHARMACEUTICALS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held on May 11, 1998


To the Stockholders of Sparta Pharmaceuticals, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sparta Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m. on Monday, May 11, 1998, at the Company's principal executive offices located at 111 Rock Road, Horsham, Pennsylvania, 19044 for the following purposes:

1. To elect two members to the Board of Directors to serve for three-year terms ending at the Annual Meeting of Stockholders in 2001 and until their respective successors are duly elected and qualified or their earlier resignations or removals.

2. To consider and vote upon a proposal to approve an amendment to the Restated Certificate of Incorporation of the Company (the "Amendment") which will effect a reverse stock split (the "Reverse Split") of the Company's outstanding shares of Common Stock on the basis of one new share of Common Stock for each five outstanding shares of Common Stock.

3. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

4. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on March 20, 1998 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

         All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience. If you attend the meeting, you may vote in person even though you have sent in your proxy.


                              BY ORDER OF THE BOARD OF DIRECTORS





                              Jerry B. Hook, Ph.D.
                              Chairman of the Board


Horsham, Pennsylvania
April xx, 1998

                          Preliminary Proxy Statement
                          SPARTA PHARMACEUTICALS, INC.
                                  111 Rock Road
                        Horsham, Pennsylvania 19044-2310
                                 (215) 442-1700
                         ------------------------------

                                 PROXY STATEMENT
                             FOR THE ANNUAL MEETING
                                 OF STOCKHOLDERS
                           TO BE HELD ON May 11, 1998
                         -------------------------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Sparta Pharmaceuticals, Inc., a Delaware corporation, (the "Company") of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at 111 Rock Road, Horsham, Pennsylvania, on Monday, May 11, 1998 at 10:00 am, and any adjournments or postponements thereof (the "Meeting"). This Proxy Statement and the accompanying proxy are being mailed on or about April xx, 1998 to all stockholders entitled to notice of and to vote at the Meeting (the "Stockholders" and each a "Stockholder").

         The close of business on March 20, 1998 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on March 20, 1998, the Company had xx,xxx,xxx shares of Common Stock outstanding and entitled to vote and x,xxx,xxx shares of Series B' Preferred Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders. On March 20, 1998, holders of Series B' Preferred Stock were entitled to 13.333333 votes per share of Series B' Preferred Stock held (based on the conversion rate in effect on that date of 13.333333 shares of Common Stock for each share of Series B' Preferred Stock), rounded to the nearest whole number.

         Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for director named herein, FOR the Amendment to effect the Reverse Split (each term defined below) and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In the event that a quorum is not present at the time the Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Meeting with or without a vote of the Stockholders. If the Company proposes to adjourn the Meeting by a vote of the Stockholders, the persons named in the enclosed form of proxy will vote all shares of Common Stock, $.001 par value per share, ("Common Stock") and Series B' Convertible Preferred Stock, $.001 par value per share, ("Series B' Preferred Stock") for which they have voting authority in favor of such adjournment.

         The election of directors requires a plurality of the shares voted affirmatively. The Amendment to effect the Reverse Split requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series B' Preferred Stock voting together as a single class. The affirmative vote of a majority of the votes cast at the Meeting is required to approve the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants. With respect to the tabulation of votes on any matter, abstentions have the effect of votes against a proposal, while broker non-votes have no effect on the vote, except with respect to the Amendment to effect the Reverse Split, in which case broker non-votes have the effect of votes against the proposal.

         The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. The Company has engaged Corporate Investor Communications, Inc. ("CIC"), an independent proxy solicitation firm, to assist the Company in the distribution and solicitation of proxies for the Meeting. The Company has agreed to pay CIC a fee of $5,000 plus out-of-pocket expenses for these services.

         The Annual Report to Stockholders for the fiscal year ended December 31, 1997 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

          The following table sets forth certain information as of March 1, 1998 concerning the beneficial ownership of Common Stock by each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer named in the Summary Compensation Table and all current directors and executive officers as a group.


           Directors, Named Executive                                             Shares         Percentage
                   Officers and                                                 Beneficially     Beneficially
            Principal Stockholders**                                              Owned(1)         Owned(1)
            ------------------------                                              --------         --------

Lindsay A. Rosenwald, M.D. (2).........................................            2,271,003         12.9%
  c/o Paramount Capital Incorporated
  787 Seventh Avenue
  New York, NY 10019

126736 Canada, Inc. (3)................................................            2,100,000         11.6%
 1310 Green Avenue, Suite 660
 Westmont, Quebec
 Canada H3Y 1J8

Lou Wiesbach (4).......................................................            1,005,000         6.3%
 c/o Norman J. Gantz
 Neal, Gerber & Eisenberg
 Two North LaSalle Street
 Chicago, IL  60602

Kalman & Ruki Renov(5).................................................              874,490         5.5%
 c/o D.H. Blair & Co., Inc.
 44 Wall Street
 New York, NY  10005

Jerry B. Hook, Ph.D. (6)...............................................              542,748         3.3%

Richard L. Sherman (7).................................................              280,041         1.8%

William M. Sullivan (8)................................................              255,666         1.6%

Ronald H. Spair (9)....................................................              234,499         1.5%

Peter Barton Hutt (10).................................................               66,666         *

Sir John Vane, FRS (10)(11)............................................               66,666         *

Colin B. Bier, Ph.D. (12)..............................................                6,250         *

Martin Rose, M.D., J.D. (13)...........................................                 --           *

All Directors and executive officers as a group
  (9 persons)(2) (6) (7) (8) (9) (10) (11) (12) (13) (14)..............            3,723,539         20.1%

-------------------
  *     Represents beneficial ownership of less than 1% of Common Stock.
 ** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

(1) The number of shares of Common Stock issued and outstanding on March 1, 1998 was 15,960,903. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at March 1, 1998, plus shares of Common Stock subject to options, warrants and conversion privileges held by such person at March 1, 1998 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. A share of Series B' Preferred Stock is convertible into 13.333333 shares of Common Stock at March 1, 1998.

(2) Includes an aggregate of 111,777 shares held by Dr. Rosenwald's spouse individually or as custodian for the benefit of his children as to which Dr. Rosenwald may be deemed to be the beneficial owner, but for which he disclaims beneficial ownership. Also includes 1,618,935 shares issuable upon the exercise of warrants to purchase Common Stock issued in connection with private placements of the Company's securities.

(3) Includes 1,400,000 shares of Common Stock issuable upon conversion of 105,000 shares of Series B' Preferred Stock. Also includes 700,000 shares of Common Stock issuable upon the exercise of 700,000 Class C Warrants.

(4) This information is based solely on a Schedule 13D/13G filed with the Securities and Exchange Commission dated November 26, 1997.

(5) This information is based solely on a Schedule 13D/13G filed with the Securities and Exchange Commission dated September 10, 1997.

(6) Includes 243,750 shares of Common Stock that Dr. Hook may acquire upon the exercise of options within 60 days of March 1, 1998, 133,332 shares of Common Stock issuable upon conversion of 10,000 shares of Series B' Preferred Stock and 66,666 shares of Common Stock issuable upon the exercise of 66,666 Class C Warrants. Excludes options to purchase 456,250 shares which are not exercisable within 60 days of March 1, 1998.

(7) Mr. Sherman is a shareholder of the corporate General Partner of CIP Capital, L.P. which owns 280,041 shares of Common Stock.

(8) Includes 255,000 shares of Common Stock that Mr. Sullivan may acquire upon the exercise of options within 60 days of March 1, 1998.

(9) Includes 85,000 shares of Common Stock that Mr. Spair may acquire upon the exercise of options within 60 days of March 1, 1998, 66,666 shares of Common Stock issuable upon conversion of 5,000 shares of Series B' Preferred Stock and 33,333 shares of Common Stock issuable upon the exercise of 33,333 Class C Warrants. Excludes options to purchase 180,000 shares which are not exercisable within 60 days of March 1, 1998.

(10) Includes 50,000 shares of Common Stock issuable upon the exercise of options within 60 days of March 1, 1998. Excludes options to purchase 10,000 shares which are not exercisable within 60 days of March 1, 1998.

(11) Includes 16,666 shares issued and outstanding which are owned by the Sir John Vane Trust, a trust for the benefit of Sir John Vane's children, for which Sir John Vane acts as one of three trustees, as to which he may be deemed to be a beneficial owner, but for which he disclaims beneficial ownership.

(12) Includes 6,250 shares of Common Stock issuable upon the exercise of options within 60 days of March 1, 1998. Excludes options to purchase 28,750 shares which are not exercisable within 60 days of March 1, 1998.

(13) Excludes options to purchase 175,000 shares of Common Stock which are not exercisable within 60 days of March 1, 1998.

(14) Includes 690,000 shares of Common Stock issuable upon exercise of options within 60 days of March 1, 1998, 199,998 shares of Common Stock issuable upon conversion of 15,000 shares of Series B' Preferred Stock, and 1,718,934 shares of Common Stock issuable upon exercise of outstanding warrants. Excludes options to purchase 860,000 shares of Common Stock which are not exercisable within 60 days of March 1, 1998.

                                   MANAGEMENT


Directors

   The Company's Restated By-Laws (the "By-Laws") provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of seven members, classified into three classes as follows:; Lindsay A. Rosenwald, M.D. and Jerry B. Hook, Ph.D. constitute a class with a term ending in 1999 (the "Class II directors"); William M. Sullivan, Sir John Vane, FRS and Colin B. Bier, Ph.D. constitute a class with a term ending in 2000 (the "Class III directors"); and Peter Barton Hutt and Richard L. Sherman constitute a class with a term which expires at the upcoming Meeting (the "Class I directors"). At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

  Pursuant to the Company's By-Laws, the Board of Directors on March 16, 1998 voted (i) to set the size of the Board of Directors at seven and (ii) to nominate Peter Barton Hutt and Richard L. Sherman for election at the Meeting for terms of three years to serve until the 2001 annual meeting of Stockholders, and until their respective successors have been elected and qualified. The Class II directors (Lindsay A. Rosenwald, M.D. and Jerry B. Hook, Ph.D.) and the Class III directors (William M. Sullivan, Sir John Vane, FRS and Colin B. Bier, Ph.D.)will serve until the annual meetings of Stockholders to be held in 1999 and 2000, respectively, and until their respective successors have been elected and qualified.

The names of the Company's current directors and certain information about them are set forth below:

          Name                                        Age             Position with the Company
          ----                                        ---             -------------------------
  Jerry B. Hook, Ph.D.......................           60         Chairman of the Board, President and CEO
  William M. Sullivan(1)....................           63         Director
  Colin B. Bier, Ph.D.......................           52         Director
  Peter Barton Hutt(1)(2)...................           63         Director
  Lindsay A. Rosenwald, M.D.(2).............           42         Director
  Richard L. Sherman........................           51         Director
  Professor Sir John Vane...................           71         Director

----------------------
  (1) Indicates a member of the Audit Committee.
  (2) Indicates a member of the Compensation Committee.

  Jerry B. Hook, Ph.D. has been Chairman of the Board since March 1998 and has served as a Director, President and Chief Executive Officer of the Company since March 1996. He has worked in the pharmaceutical sector (first as a professor and then as a business executive) since 1966. From January 1993 until March 1996, Dr. Hook served as President and Chief Executive Officer of Lexin Pharmaceutical Corporation, a development stage biopharmaceutical company. Prior thereto, Dr. Hook spent ten years in various positions at SmithKline Beecham, plc, and at the time of his departure from SmithKline Beecham, plc in January 1993 served as its Senior Vice President and Director of Worldwide Development. In such position, Dr. Hook had worldwide responsibility for all non-clinical drug development. Prior to joining SmithKline Beecham, plc, Dr. Hook served as a professor of pharmacology on the faculty of Michigan State University from 1966 to 1983. Dr. Hook also serves on numerous editorial boards and advisory committees, and his memberships in scientific societies include the Toxicology Section of the International Union of Pharmacology (of which he is past Chairperson) and the Society of Toxicology (of which he is past President). Dr. Hook received a bachelors degree in Pharmacy from Washington State University and a Ph.D. in Pharmacology from the University of Iowa.

  William M. Sullivan, a founder of the Company, served as Sparta's Chairman from February 1991 to March 1998 and as President and Chief Executive Officer of the Company from October 1991 to March 1996. He has worked in the pharmaceutical industry since 1966. He has been associated as chairman, director, executive or consultant with a number of development stage companies in the pharmaceutical and biotechnology fields since 1986, including The Immune Response Corporation (founding Chairman, March 1987 to May 1993 and a director since May 1993), ProCyte Corporation (a director since September 1991), and VimRx Pharmaceuticals Inc. (a director from July 1990 to June 1991). He has been a director of Research Corporation Technologies, a technology transfer company, since December 1994. He was Chairman, President and Chief Executive Officer of Burroughs Wellcome Co. from 1981 to 1986, and Vice President, General Counsel and Secretary from 1974 to 1981. He also served as Regional Director for the Americas of Wellcome plc from 1982 to 1986. Prior thereto, Mr. Sullivan served at Ciba-Geigy Corporation from 1965 to 1973, where he was counsel to its pharmaceuticals division, and later Director of the Legal Department and Associate General Counsel. He received an A.B. cum laude from the University of Notre Dame and a J.D. from Harvard Law School.

  Peter Barton Hutt has been a Director since December 1991. He has been a partner in the Washington, D.C. law firm of Covington & Burling during the period from 1968 through 1971 and since 1975 and has been associated with the firm since 1960. He also served as Chief Counsel of the United States Food and Drug Administration ("FDA") from 1971 to 1975. Mr. Hutt served from 1988 to 1990 on the National Committee to Review Current Procedures for Approval of New Drugs for Cancer and AIDS, which was established by the President's Cancer Panel of the National Cancer Institute. His memberships include the Institute of Medicine of the National Academy of Sciences and the Boards of the Foundation for Biomedical Research and the Center for Study of Drug Development at Tufts University, along with a number of other industry, government and professional governing and advisory groups. He currently serves on the Boards of Interneuron Pharmaceuticals, Inc. and Emisphere Technologies, Inc. He received a B.A. from Yale University, an LL.B. from Harvard University, and an LL.M. from New York University.

Lindsay A. Rosenwald, M.D. has been a Director since February 1991. Dr. Rosenwald is the founder and currently serves as the Chairman and Chief Executive Officer of Paramount Capital Incorporated, a healthcare investment banking firm and NASD affiliated broker-dealer, Paramount Capital Investments, LLC, a biotechnology merchant banking firm and Paramount Capital Asset Management, an asset management firm specializing in the health sciences industry. Dr. Rosenwald is the founder and Chairman of Interneuron Pharmaceuticals, Inc., and serves as a director of each of the following publicly-traded companies: Avigen, Inc., BioCryst Pharmaceuticals, Inc., Neose Technologies, Inc., Titan Pharmaceuticals, Inc., and VimRx Pharmaceuticals, Inc. In addition, Dr. Rosenwald currently serves on the Board of Directors of several privately-held biotechnology companies. Dr. Rosenwald received his M.D. from Temple University School of Medicine and his B.S. in Finance from Pennsylvania State University.

  Richard L. Sherman has been a Director since March 1996. Since June 1993, he has been a principal in C.I.P. Capital Management, Inc., a private SBIC investment firm which makes non-public equity investments in technology-based businesses. He is also a founding partner of QED Technologies, a consulting firm established in 1992. Mr. Sherman presently serves on the Board of Directors of IBAH, Inc. and is a member of the investment advisory committee of the Ben Franklin Technology Center and serves on the Executive Board of the START Technology Partnership. Prior to founding QED Technologies, Mr. Sherman served as Deputy General Counsel of SmithKline Beckman Corporation (now SmithKline Beecham, plc). He was with SmithKline Beecham, plc from 1976 to 1989. Prior to joining SmithKline Beecham, plc, Mr. Sherman was in private legal practice, as a partner in the Philadelphia law firms of Pepper, Hamilton, & Sheetz, and Ballard, Spahr, Andrews and Ingersoll. Mr. Sherman received his bachelors degree magna cum laude from the University of Nebraska and his J.D. from New York University School of Law.

  Professor Sir John Vane has been a Director since December 1991. He is the Honorary President of The William Harvey Research Institute at St. Bartholomew's Hospital Medical College in London where he served as Chairman and Director from 1986 to 1997. From 1973 to 1986, he was Group Research and Development Director of Wellcome plc. In 1982, Professor Vane was honored with the Nobel Prize in Physiology or Medicine. In 1984, he was named a Knight Bachelor in the New Year Honors List for his services to pharmaceutical research. Professor Vane has served as a Director of Vanguard Medica Pharmaceutical Company, a development stage pharmaceutical company, since July 1991. In 1997, he became a Director of deCode Genetics. He received bachelors degrees in Chemistry (Birmingham University) and Pharmacology (Oxford University), and doctorates in Philosophy and Science from Oxford University.

   Colin B. Bier, Ph.D. has been a Director since September 1996. Since September 1989, Dr. Bier has been Managing Director of ABA BioResearch, an independent bioregulatory consulting firm. Prior thereto, he was Vice President of Experimental Toxicology and Clinical Pathology at Bio-Research Laboratories, Ltd. in Montreal, Quebec. He is a leading authority on toxicology, pharmaceutical and biotechnology regulatory and strategic development. Dr. Bier serves as a director of several private companies and the following publicly-traded pharmaceutical biotechnology companies: NYMOX Corporation, Neurochem, Boston Life Sciences, Maxim Pharmaceuticals, Receptagen and Biochem Vaccines, Inc. He also serves on the Scientific Advisory Boards of several biotechnology companies. Dr. Bier received his Ph.D. in Experimental Pathology from Colorado State University.


Committees of the Board of Directors and Meetings

  Meeting Attendance. During the fiscal year ended December 31, 1997, there were four regularly scheduled meetings of the Board of Directors, and the various committees of the Board of Directors met three times. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of committees of the Board on which he served during fiscal 1997. In addition during fiscal 1997, the Board acted once by unanimous written consent pursuant to Delaware law.

   Committees. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Company does not have a standing Nominating Committee of the Board of Directors.

   Audit Committee. The Audit Committee has two members, Mr. Sullivan and Mr. Hutt. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls, reviews the scope of annual audits, reviews the appropriateness of accounting principles and the adequacy of financial operating controls, recommends independent public accountants to the Board of Directors, and monitors, reviews and approves external auditing services and fees, and reviews related party transactions. The Audit Committee met two times during the year ended December 31, 1997.

Compensation Committee. The Compensation Committee, which met one time during fiscal 1997, has two members, Dr. Rosenwald and Mr. Hutt. Duties and authority of the Compensation Committee include establishing compensation programs for the Company's executive employees, advising management with respect to compensation-related matters and employee benefit matters, administering (other than routine administration) employee and non-employee benefit plans, including the 1991 Stock Plan, and the issuance of shares of the Company's capital stock (or other securities convertible into or exchangeable or exercisable for shares of the Company's capital stock) in connection with compensation arrangements for the Company's directors, officers, employees and consultants, and reviewing executive development and succession, and such other duties as the Board of Directors may determine.


Compensation of Directors

  On December 15, 1993, all non-employee Directors other than Dr. Rosenwald received a one-time grant of non-qualified stock options to purchase 20,000 shares of Common Stock. These options vest in four equal annual installments commencing on the first anniversary of the grant date subject to continuing service as a Director and have an exercise price of $6.00 per share. All new non-employee Directors will be granted non-qualified stock options to purchase 25,000 shares of Common Stock upon their election to the Board, which options will vest in four equal annual installments, subject to continuing service as a Director, and have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. On the date of each annual meeting, all non-employee Directors, other than Dr. Rosenwald and Mr. Sherman, will receive non-qualified stock options to purchase 10,000 shares of Common Stock, which options will vest in full after one year, subject to continuing service as a Director, with an exercise price equal to the fair market value of the

Company's Common Stock on the date of grant. Options to purchase an aggregate of 30,000 shares were granted under this formula during fiscal 1997 to Mr. Hutt, Professor Vane and Dr. Bier. Options granted during fiscal 1997 to Dr. Hook are reported under "Executive Compensation." Beginning in September 1996, all non-employee directors, excluding Dr. Rosenwald, receive a retainer of $1,500 per quarter along with an additional cash stipend for Board Meeting attendance of $1,500 if in person, $500 if by phone. In addition, the Company reimburses directors for expenses of attendance at meetings of the Board of Directors and committees of the Board.


Executive Officers

  The names of, and certain information regarding, the executive officers of the Company who are not directors, are set forth below. Executive officers of the Company serve at the pleasure of the Board of Directors.

              Name                               Age                     Position
              ----                               ---                     --------

  Martin Rose, M.D., J.D..................       51             Vice President of Clinical and Regulatory Affairs
  Ronald H. Spair.........................       42             Senior Vice President, Chief Financial Officer and
                                                                Secretary


   Dr. Martin Rose has been Vice President of Clinical and Regulatory Affairs since September 1997. From November 1994 until September 1997, Dr. Rose served as Vice President, Drug Development of Quintiles Worldwide Strategic Consulting, a firm specializing in pharmaceutical clinical research and regulatory affairs. From July 1993 to November 1994, he served as Senior Vice President, Clinical and Regulatory Affairs of Alpha 1 Biomedicals, Inc., a development stage biopharmaceutical company. Dr. Rose was Senior Director for Government Affairs at Genentech, Inc. from July 1988 to July 1993 where he was primarily involved in pharmaceutical regulatory affairs, government relations and clinical research. Prior thereto, he had been the Medical Officer and Group Leader, Division of Cardio-Renal Drug Products, at the US Food and Drug Administration. Dr. Rose was a former associate attorney at the law firm of Arnold & Porter. Early in his career, Dr. Rose maintained a private practice in Endocrinology and Internal Medicine. Dr. Rose received his M.D. from the University of California, San Francisco, School of Medicine and his J.D. from the University of California, Berkeley, School of Law.

   Ronald H. Spair, has been Senior Vice President of the Company since June 1997, Company Secretary since June 1996 and Chief Financial Officer since March 1996. He has worked in the biotechnology industry since 1990. From October 1993 until March 1996, Mr. Spair served as Vice President and Chief Financial Officer of Lexin Pharmaceutical Corporation, a development stage biopharmaceutical company. Prior thereto, Mr. Spair served as Vice President, Chief Financial Officer and Assistant Secretary of Envirogen, Inc., an environmental biotechnology company, from May 1990 to August 1993. From July 1982 until May 1990, Mr. Spair served in various positions at Image Storage/Retrieval Systems, Inc., and at the time of his departure served as Vice President, Chief Financial Officer and Secretary. Mr. Spair received a B.S. in Accounting and an M.B.A. from Rider College. He is a licensed Certified Public Accountant in New Jersey.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

          The following Summary Compensation Table sets forth summary information as to compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the next most highly compensated executive officers of the Company (other than the CEO) (collectively, the "Named Executive Officers") for services rendered to the Company in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995.

                           Summary Compensation Table

                                                        Annual         Long Term
                                                     Compensation     Compensation
                                                     ------------     ------------
                                                                      Securities
                                                                      Underlying         All Other
Name and                           Fiscal              Salary          Options         Compensation
Principal Position                 Year                  ($)            (#)(4)                ($)
--------------------------         ------            ----------       ------------      ---------

Jerry B. Hook, Ph.D.               1997              $220,000         175,000           $ 78,888(6)
President and CEO                  1996(1)           $174,167         525,000(5)        $  2,956(7)

William M. Sullivan(2)             1997              $120,000                           $  8,900(8)
Former Chairman,                   1996              $144,270          75,000           $  8,180(8)
President and CEO                  1995              $200,000          50,000           $  5,530(8)

Ronald H. Spair(3)                 1997              $120,000          75,000           $38,352(10)
Sr. Vice President, CFO            1996(3)           $ 95,000         190,000(9)        $0
and Secretary


-----------------------
(1) Dr. Hook was appointed President and Chief Executive Officer in March 1996 in connection with the Company's acquisition of Lexin Pharmaceutical Corporation.

(2) Mr. Sullivan served as the Company's Chairman until March 1998 and as its President and Chief Executive Officer until March 1996.mdmgonmdpo

(3) Mr. Spair was appointed Chief Financial Officer in March 1996 in connection with the Company's acquisition of Lexin Pharmaceutical Corporation.

(4) Options to purchase the number of shares shown were granted pursuant to the 1991 Stock Plan.

(5) Includes non-qualified stock options to purchase 450,000 shares of Common Stock granted in March 1996, which options were repriced on December 5, 1996 at an exercise price of $1.125 per share, and incentive stock options to purchase 75,000 shares of Common Stock granted in December 1996.

(6) Represents additional deemed compensation in the amount of $74,947 in connection with the forgiveness of a portion of the loan granted by the Company for the purchase of Preferred Stock, and the annual premium payment made in 1997 in the amount of $3,941 on an insurance policy on Dr. Hook's life in the amount of $714,000 payable to his beneficiaries.

(7) Represents the annual premium payment made in 1996 on an insurance policy on Dr. Hook's life in the amount of $714,000 payable to his beneficiaries. This policy is in addition to the $2 million "key man" insurance policy on Dr. Hook's life payable to the Company.

(8) Represents the annual premium payments made on a term insurance policy on Mr. Sullivan's life in the amount of $1 million payable to his beneficiaries.

(9) Includes non-qualified stock options to purchase 150,000 shares of Common Stock granted in March 1996, which options were repriced on December 5, 1996 at an exercise price of $1.125 per share.

(10) Represents additional deemed compensation in connection with the forgiveness of a portion of the loan granted by the Company for the purchase of Preferred Stock.

Unless otherwise disclosed, the value of certain perquisites or personal benefits is not included in the amounts disclosed above because it did not exceed, for any Named Executive Officer, the lesser of either $50,000 or 10% of total annual salary and bonus reported for the Named Executive Officer.

Option Grants in Last Fiscal Year

         The following table sets forth information regarding each stock option granted during the fiscal year ended December 31, 1997 to each of the Named Executive Officers.

                                                     Option Grants in Last Fiscal Year

                                                              Individual Grants
                                                              -----------------
                                      Number of               % of Total
                                      Securities                Options
                                      Underlying               Granted to       Exercise
                                       Options                Employees in       Price           Expiration
     Name                           Granted (#)(1)            Fiscal Year       ($/Share)          Date
     ----                           --------------            -----------       ---------          ----

Jerry B. Hook, Ph.D.                175,000(2)                    28%           $.445            12/8/07

Ronald H. Spair                      75,000(2)                    12%           $.445            12/8/07

----------------------
(1) All options shown were granted under the 1991 Stock Plan. (2) Represents Incentive Stock Options which vest annually in four equal installments commencing one year from the date of grant and having a term which expires ten years from the date of grant.


Option Exercises in Last Fiscal Year and Fiscal Year-End Values

         One of the Named Executive Officers exercised options during the fiscal year ended December 31, 1997. The following table provides information, as of December 31, 1997, regarding the number of shares covered by both exercisable and unexercisable stock options. At December 31, 1997, there were no outstanding "in-the-money" (the positive spread between the exercise price of any such option and the fiscal year-end value ($.375) of the Company's Common Stock) options.

               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

                                                         Number of Securities Underlying              Value of the Unexercised
                               Shares                           Unexercised Options                       In-The-Money Options
                              Acquired                            at Fiscal Year-E                     at Fiscal Year-End($) (1)
                                on            Value              ------------------                    -------------------------
          Name               Exercise       Realized   Exercisable    Unexercisable         Exercisable      Unexercisable
          ----               --------       --------   -----------    -------------         -----------      -------------

Jerry B. Hook, Ph.D.             0         $      0        130,750       569,250         $      N/A            $     N/A

Ronald H. Spair                  0         $      0         47,500       217,500         $      N/A            $     N/A

William M. Sullivan           166,666       $38,302        239,375        15,625         $      N/A            $     N/A


------------------------
(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $.375, the closing sale price per share of the Company's Common Stock as reported on the Nasdaq SmallCap Market on December 31, 1997.





                            ------------------------


      Employment Agreements, Termination and Change in Control Arrangements

         During fiscal 1997, Mr. Sullivan was employed as the Company's Chairman of the Board. Effective March 15, 1998, Mr. Sullivan resigned his position as Chairman of the Board while retaining his Board membership. Pursuant to the terms of his Employment Agreement, as amended, Mr. Sullivan is entitled to certain perquisites for the year following his resignation as Chairman of the Board.

         Dr. Hook is employed as President and Chief Executive Officer of the Company under an agreement (the "Hook Agreement") with an initial term that expires on March 15, 1999, which will be automatically extended for additional one-year periods unless either party elects to terminate the Hook Agreement at least 90 days prior to the commencement of any such additional term. Dr. Hook has agreed to devote substantially all of his time to the affairs of the Company. His current annual base salary is $220,000 per year. In the event that Dr. Hook's employment is terminated by the Company (other than for cause or permanent or total disability, but including constructive termination which includes (i) failure to be nominated or elected to the Board of Directors and failure to be reelected, (ii) a material reduction in Dr. Hook's authority or
(iii) failure of the Company to comply with certain of the material terms of the Hook Agreement), Dr. Hook shall be paid his then annual base salary for a period of 12 months and be entitled to receive certain benefits for a period of 12 months. If the Company elects not to extend Dr. Hook's employment period for an additional one-year term, Dr. Hook shall be paid his then annual base salary over a period of 12 months following the date of such termination and be eligible to receive certain benefits for up to 12 months following the date of such termination. In the event that Dr. Hook's employment is terminated as a result of death or permanent or total disability, Dr. Hook (or his estate) shall be paid his then monthly base salary for a period of six months following the date of such termination. Dr. Hook may terminate his employment at any time upon at least one month's prior written notice, provided that no such advance notice will be required if Dr. Hook's employment is constructively terminated by the Company. Pursuant to the Hook Agreement, in March 1996 the Company granted Dr. Hook options to purchase 450,000 shares of Common Stock under the 1991 Stock Plan. Concurrently with the execution of the Hook Agreement in March 1996, Dr. Hook entered into a Non-Competition and Non-Solicitation Agreement with the Company which provides for up to a twelve month period of non-competition subsequent to Dr. Hook's termination of employment and prohibits solicitation of Company employees for a comparable period.

         Dr. Rose is employed as Vice President of Clinical and Regulatory Affairs of the Company under an agreement (the "Rose Agreement") with an initial term that expires on September 14, 1998, and which provides for automatic extensions for additional one-year periods unless either party elects to terminate the Rose Agreement at least 90 days prior to the commencement of any such additional term. Dr. Rose has agreed to devote substantially all of his time to the affairs of the Company. His current annual base salary is $200,000 per year. During the first year of his employment, Dr. Rose is entitled to reimbursement for all reasonable housing expenses incurred for rental housing in the Horsham, PA area and travel to and from his home in Maryland. Under certain conditions, the Company is obligated to partially fund Dr. Rose's relocation to the Horsham area. In the event that Dr. Rose's employment is terminated by the Company (other than for cause or permanent or total disability), Dr. Rose shall be paid his then annual base salary for a period of 6 months and be entitled to receive certain benefits for a period of up to 6 months. In the event that Dr. Rose's employment is terminated as a result of death or permanent or total disability, Dr. Rose (or his estate) shall be paid his accrued and unpaid salary, unreimbursed expenses and unused accrued vacation time through the termination date. Dr. Rose may terminate his employment at any time upon at least one month's prior written notice. Pursuant to the Rose Agreement, in September 1997, the Company granted Dr. Rose options to purchase 150,000 shares of Common Stock under the 1991 Stock Plan. In addition to a confidentiality obligation, the Rose Agreement contains non-compete and non-solicitation provisions which provide for up to a twelve month period of non-competition subsequent to Dr. Rose's termination of employment and prohibits solicitation of Company employees for a comparable period.

         Mr. Spair is employed as Chief Financial Officer of the Company under an agreement (the "Spair Agreement") with an initial term that expired on March 15, 1997, and which provides for automatic extensions for additional one-year periods unless either party elects to terminate the Spair Agreement at least 90 days prior to the commencement of any such additional term. Mr. Spair has agreed to devote substantially all of his time to the affairs of the Company. His current annual base salary is $126,000 per year. In the event that Mr. Spair's employment is terminated by the Company (other than for cause or permanent or total disability), Mr. Spair shall be paid his then annual base salary for a period of 6 months and be entitled to receive certain benefits for a period of up to 6 months. If the Company elects not to extend Mr. Spair's employment period for an additional one-year term, Mr. Spair shall be paid one-half his then annual base salary over a period of 6 months following the date of such termination and be eligible to receive certain benefits for up to 6 months following the date of such termination. In the event that Mr. Spair's employment is terminated as a result of death or permanent or total disability, Mr. Spair (or his estate) shall be paid his then monthly base salary for a period of six months following the date of such termination. Mr. Spair may terminate his employment at any time upon at least one month's prior written notice, provided that no such advance notice will be required if Mr. Spair's employment is constructively terminated by the Company. Pursuant to the Spair Agreement, in March 1996 the Company granted Mr. Spair options to purchase 150,000 shares of Common Stock under the 1991 Stock Plan. Concurrently with the execution of the Spair Agreement in March 1996, Mr. Spair entered into a Confidentiality Agreement and a Non-Competition and Non- Solicitation Agreement with the Company which provides for up to a twelve month period of non-competition subsequent to Mr. Spair's termination of employment and prohibits solicitation of Company employees for a comparable period.

         The Named Executive Officers are also subject to certain confidentiality obligations. Each officer is required to disclose to the Company certain inventions, discoveries, and developments, and assign the rights thereto to the Company.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all
Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In October 1997, the Company entered into an Engagement Agreement with Paramount Capital Investments, LLC ("Paramount") whereby Paramount agreed to assist the Company in its efforts to license Pyrazinoylguanidine ("PZG") from the Estate of Karl H. Beyer, Jr. (the "Beyer Estate"). Dr. Rosenwald, a Director and greater than 5% stockholder of the Company, is the Chairman of Paramount. In addition to reimbursing Paramount an aggregate of $31,635 for both patent related due diligence expenditures and a payment to the Beyer Estate to obtain exclusive negotiation rights, the Company issued to Paramount, concurrently with the execution of the definitive PZG licensing agreement between the Company and the Beyer Estate, a warrant to purchase up to an aggregate of 500,000 shares of the Company's Common Stock. The warrant was issued on December 4, 1997 and has a five-year term. The exercise price is $.4375 per share of Common Stock and the warrant contains a cashless exercise feature. Immediate vesting was granted for 200,000 shares underlying the warrant with an additional 200,000 shares subject to vesting upon successful completion of a Phase II clinical trial for PZG and the Company's announcement of its, or an affiliated third party's, intent to advance PZG into a Phase III clinical trial. The final 100,000 shares underlying the warrant vest upon the announcement of the Company's, or an affiliated third party's, filing of a New Drug Application with the Food and Drug Administration. All such milestones must be met prior to the warrant expiration.

         In connection with the private placement of its Series B' Preferred Stock and Class C Warrants in 1996, the Company became obligated to (i) pay Paramount Capital, Inc. (The "Placement Agent"), a commission of 6% upon the exercise of any Class C Warrant and (ii) reimburse the Placement Agent for out-of-pocket costs, not to exceed $5,000 incurred in connection with the solicitation of Class C Warrant exercises or the redemption of Class C Warrants.

         On August 23, 1996, the Company made a loan of $100,000 to Jerry B. Hook, Ph.D., the Company's Chairman, President and Chief Executive Officer. Proceeds of such loans was used by Dr. Hook to purchase a Unit sold by the Company in its Series B' Preferred Stock private placement. The loan is evidenced by a promissory note bearing interest at the rate of 8% per annum with a maturity date of July 30, 1999. Principal of the loan is payable in three equal installments plus accrued interest on each of July 30, 1997, 1998, and 1999. On each scheduled repayment date, the amount then due (including accrued interest) will be forgiven by the Company provided that on such date Dr. Hook continues to be employed by the Company. One-third of the principal of the loan was forgiven on July 30, 1997. The outstanding balance of the loan (plus all accrued interest) will be forgiven in full in the event that one of the following occurs: (i) the death or disability of Dr. Hook (within the meaning of his employment agreement with the Company), (ii) the operations of the Company are terminated, (iii) the Company is liquidated or (iv) the Company undergoes a change of control.

                              ELECTION OF DIRECTORS

                                 (Notice Item 1)

  The Company's By-Laws provide for the Company's business to be managed by or under the direction of a Board of Directors. Under the Company's By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of seven members, classified into three classes as follows: Lindsay A. Rosenwald, M.D. and Jerry B. Hook, Ph.D. constitute a class with a term ending in 1999 (the "Class II directors"); William M. Sullivan, Sir John Vane, FRS and Colin B. Bier, Ph.D. constitute a class with a term ending in 2000 (the "Class III directors"); and Peter Barton Hutt and Richard L. Sherman constitute a class with a term which expires at the upcoming Meeting (the "Class I directors"). At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

  Pursuant to the Company's By-Laws, on March 16, 1998, the Board of Directors voted (i) to fix the size of the Board of Directors at seven members and (ii) to nominate Peter Barton Hutt and Richard L. Sherman for election at the Meeting for terms of three years to serve until the 2001 annual meeting of Stockholders and until their respective successors have been elected and qualified. The Class II directors (Lindsay A. Rosenwald, M.D. and Jerry B. Hook, Ph.D.), and the Class III directors (William M. Sullivan, Sir John Vane, FRS and Colin B. Bier, Ph.D.) will serve until the annual meetings of Stockholders to be held in 1999 and 2000, respectively, and until their respective successors have been elected and qualified.

  Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that either nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that either of the nominees will be unable or unwilling to serve.


  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF PETER BARTON HUTT AND RICHARD L. SHERMAN AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.



    APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR FIVE REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING COMMON
                                      STOCK

                                 (Notice Item 2)

General Summary

          The Board of Directors of the Company has unanimously approved, subject to stockholder approval, a proposed amendment to the Company's Restated Certificate of Incorporation, as amended (the "Amendment"), which will effect a one-for-five reverse stock split (the "Reverse Split") of the Company's outstanding shares of Common Stock. On March xx, 1998, the Company had 72,000,000 shares of authorized Common Stock of which approximately xx,xxx,xxx shares were issued and outstanding and approximately xx,xxx,xxx shares were reserved for issuance pursuant to outstanding options, warrants, convertible preferred stock and other securities. Had the Amendment to effect the Reverse Split been approved and effective as of March xx, 1998, the Company would have had 72,000,000 authorized shares of Common Stock, approximately x,xxx,xxx shares of Common Stock issued and outstanding or reserved for issuance and approximately xx,xxx,xxx authorized shares of Common Stock unissued and not reserved for any purpose.

          The authorized number of shares of the Company's Preferred Stock, $.001 par value per share (the "Preferred Stock") will remain unchanged at 11,000,000 shares. The number of issued and outstanding shares of Preferred Stock, which as of March xx, 1998 consisted of x,xxx,xxx shares of Series B' Convertible Preferred Stock, $.001 par value per share ("Series B' Preferred Stock"), will also be unchanged.

          The complete text of the proposed Amendment is set forth in Exhibit A to this Proxy Statement. The final text of the Amendment is subject to change in order to meet the requirements as to form that may be requested or required by the Secretary of State's Office of the State of Delaware.

          If the requisite approval by the Stockholders is obtained, the Amendment to effect the Reverse Split will be effective upon the close of business on the date of filing of the Amendment with the Delaware Secretary of State (currently scheduled to occur on May 12, 1998). Each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed automatically, without any action on the part of the Stockholders, to represent one-fifth the number of shares of Common Stock after the Reverse Split (the "New Shares"). A Stockholder's proportionate ownership interest in the Company will remain unchanged by the Reverse Split. The New Shares issued pursuant to the Reverse Split will be fully paid and nonassessable. The voting and other rights of the Common Stock will not be altered by the Amendment or the Reverse Split.

          No fractional New Shares will be issued as a result of the Reverse Split. In lieu thereof, each Stockholder whose Old Shares are not evenly divisible by five will receive one additional New Share for the fractional New Share that such stockholder would otherwise be entitled to receive as a result of the Reverse Split. When the Reverse Split becomes effective, stockholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the stockholders; however, each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-fifth the number of Old Shares (plus one additional New Share where such Old Shares are not evenly divisible by five). Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates.

          The conversion rate and the mandatory conversion price in effect for Series B' Preferred Stock immediately prior to the Reverse Split shall be proportionately adjusted upon effectiveness of the Reverse Split and the number of shares of Common Stock issuable upon conversion thereof shall be proportionately reduced on a five-for-one basis. Holders of Preferred Stock are not required to take any action with respect to their certificates. On March xx, 1998, each share of Series B' Preferred Stock was convertible into 13.333333 shares of Common Stock. Had the amendment to effect the Reverse Split been approved and effective as March xx, 1998, then each share of Series B' Preferred Stock would have convertible into 2.666666 shares of Common Stock.

                          PURPOSE OF THE REVERSE SPLIT


        The Reverse Stock Split would decrease the number of shares of Common Stock outstanding and presumably increase the per share market price for the New Common Stock.

            The Common Stock is currently traded on the Nasdaq SmallCap Market under the symbol "SPTA." On August 22, 1997, The Nasdaq Stock Market ("Nasdaq") received approval from the Securities and Exchange Commission for changes to its listing requirements which involved both quantitative and qualitative standards for both initial and continued inclusion on the Nasdaq SmallCap Market. These changes became effective February 23, 1998 for companies listed on the Nasdaq SmallCap Market. The Company was notified by Nasdaq that it failed to meet the continued listing requirements related to the maintenance of a $1.00 minimum bid price for the Company's Common Stock. The Company was subsequently notified by Nasdaq that it would be provided 90 days beyond February 23, 1998, until May 28, 1998, (the "Extended Compliance Date"), to comply with the $1.00 minimum bid price requirement. In the event that the Company fails to meet the $1.00 minimum bid price by the Extended Compliance Date, the Company's securities would likely be removed from the Nasdaq SmallCap Market and moved to the OTC Bulletin Board. As a result of the Common Stock being traded on the OTC Bulletin Board, investors could find it difficult to obtain accurate quotations as to the price of the Common Stock, and there may be reduced media coverage of the Company. Furthermore, the Board believes that the continued low market price per share of the Common Stock may impair the marketability of the Common Stock to institutional investors and members of the investing public. Many investors look upon low-priced stocks as speculative in nature and, as a matter of policy, avoid investment in such stocks. These factors may not only affect the liquidity of the Common Stock, but may also impair the Company's ability to raise additional capital through the sale of equity or debt securities. The Board also recognizes that many leading brokerage firms are reluctant to recommend lower-priced securities to their clients, and certain brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of these policies and practices relate to the payment of brokers' commissions and time-consuming procedures that make the handling of lower priced stocks economically unattractive to brokers. For all of the above reasons, the Board believes that continuation of the Company's Nasdaq SmallCap listing is in the best interests of the Stockholders of the Company.

           There can be no assurance that any of the intended effects of the Reverse Stock Split will occur, that the price per share of New Common Stock will, by the Extended Compliance Date, increase proportionately, or at all, with the decrease in the number of shares, or that any price increase can be sustained for a prolonged period of time. There also can be no assurance that subsequent to the Reverse Split, the Company will be able to maintain the Nasdaq SmallCap Market's continued listing requirements.

Effect of the Reverse Split

          The Reverse Split will be effected by means of filing the Amendment with the Delaware Secretary of State. Assuming approval of the Reverse Split by the requisite vote of the Stockholders at the Meeting, the Amendment will thereafter be filed with the Delaware Secretary of State as promptly as practicable and the Reverse Split will become effective as of 5:00 p.m. Eastern Standard Time on the date of that filing (the "Effective Date"). After the Reverse Split, without any further action on the part of the Company or the Stockholders, certificates representing Old Shares will thereafter represent New Shares equal to one-fifth of the number of Old Shares.

          The Company currently has authorized capital stock of 83,000,000 shares. The Reverse Split will not affect the number of authorized shares of Common Stock or Preferred Stock of the Company. The Reverse Split also will not effect the number of shares of Series B' Preferred Stock currently issued and outstanding.

          As of March 20, 1998, the number of issued and outstanding Old Shares was approximately xx,xxx,xxx. The following table illustrates the principal effects of the proposed Reverse Split and decrease in outstanding Common Stock assuming that no additional shares of Common Stock are issued prior to the Effective Date as a result of the exercise of any options or warrants or the conversion of any outstanding shares of Series B' Preferred Stock and without giving effect to fractional shares:


                                       Authorized         Authorized       Outstanding      Outstanding
                                         Prior to           After            Prior to         After
                                         Reverse           Reverse           Reverse         Reverse
                                         Split              Split            Split            Split
                                         -----              -----            -----            -----

Common Stock                           72,000,000         72,000,000       xx,xxx,xxx       x,xxx,xxx
Series B'  Preferred Stock              x,xxx,xxx            xxx,xxx        x,xxx,xxx         xxx,xxx
Preferred Stock                        11,000,000         11,000,000                0               0


              As of March xx, 1998, the Company had approximately x,xxx,xxx shares of Common Stock reserved for issuance pursuant to the 1991 Stock Plan (the "Plan"), warrant agreements to purchase Common Stock between the Company and various third parties (the 'Warrant Agreements"), the terms of the Series B' Preferred Stock and rights for the purchase or issuance of shares of Common Stock. Under the terms of the Plan, the Warrant Agreements, the Series B' Preferred Stock and the other securities, the number of shares reserved for issuance will be reduced proportionately by a factor of five.

       The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Common Stock is admitted for trading on the Nasdaq SmallCap Market. The number of holders of the Common Stock on the Record Date was xxxx. The Company does not anticipate that the Reverse Split will result in a significant reduction in the number of such holders. Accordingly, the Reverse Split is not expected to adversely affect the registration of the Common Stock under the Exchange Act or its status as a Nasdaq SmallCap Market security.

Federal Income Tax Consequence of the Reverse Split

            The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. However, the Company believes that because the Reverse Split is not part of a plan to periodically increase a stockholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Split will have the following effects. The receipt of Common Stock in the Reverse Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. If the Reverse Split is approved, the tax basis of Common Stock received as a result of the Reverse Split will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For tax purposes, the holding period of the shares immediately prior to the Effective Date will be included in the holding period of the Common Stock received as a result of the Reverse Split. The Company will not recognize any gain or loss on the transaction.

Certificates and Fractional Shares

     As soon as practicable after the Effective Date, the Company will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Shares to First City Transfer Company, the Company's exchange agent (the "Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares into which his or her Old Shares have been reclassified and changed as a result of the Reverse Split.

     Stockholders should not submit any Common Stock certificates until requested to do so. No new certificate will be issued to a stockholder until he or she has surrendered his or her outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the Exchange Agent.

     No fractional New Shares will be issued as a result of the Reverse Split. In lieu thereof, each stockholder whose Old Shares are not evenly divisible by five will receive one additional New Share for the fractional New Share that such stockholder would otherwise be entitled to receive as a result of the Reverse Split. After the Reverse Split becomes effective, stockholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the stockholders; however, each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-fifth the number of Old Shares (plus one additional New Share where such Old Shares are not evenly divisible by five).

Statutory Accounting Consequences

     The par value of the Common Stock will remain at $.001 per share following the Reverse Split, and the number of shares of Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common

Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock will be correspondingly increased for statutory accounting purposes under the Delaware General Corporation law. Although it is currently expected that this increase in capital in excess of par value will continue to be treated as capital for statutory accounting purposes, the Board of Directors of the Company has the authority to transfer some or all of such increased capital in excess of par value from its statutory capital account to surplus. The additional statutory surplus created thereby would then be available for general corporate purposes without further action by the stockholders. The Company currently has no plans to use any surplus so created.

Miscellaneous

     The Board of Directors may abandon the proposed Amendment to effect the Reverse Split at any time before or after the Meeting and prior to the Effective Date if for any reason the Board of Directors deems it advisable to abandon the proposal. The Board of Directors may consider abandoning the proposed Amendment if it determines, in its sole discretion, that the Amendment would adversely affect the ability of the Company to raise capital or the liquidity of the Common Stock, among other things. In addition, the Board of Directors may make any and all changes to the Amendment that it deems necessary or appropriate to file the Amendment with the Delaware Secretary of State to give effect to the Amendment.

Recommendation and Vote

     The affirmative vote of a majority of the shares of Common Stock and Series B' Preferred Stock outstanding on the Record Date, voting together as a single class, is required to approve the Amendment.

         THE BOARD OF DIRECTORS IS OF THE OPINION THAT THE AMENDMENT IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT. ALL PROXIES WILL BE VOTED TO APPROVE THE AMENDMENT UNLESS A CONTRARY VOTE IS INDICATED ON THE ENCLOSED PROXY CARD.


                         INDEPENDENT PUBLIC ACCOUNTANTS

                                 (Notice Item 3)

                  The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. The Board proposes that the stockholders ratify this appointment. The Company expects that representatives of Arthur Andersen LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                  In the event that ratification of the appointment of Arthur Andersen LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

                  THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                  OTHER MATTERS

                                 (Notice Item 4)

                  The Board of Directors knows of no other business that will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                          FUTURE STOCKHOLDER PROPOSALS

                  To be considered for presentation at the Annual Meeting of Stockholders to be held in 1999, stockholder proposals must be received, marked for the attention of: Ronald H. Spair, Secretary, Sparta Pharmaceuticals, Inc., 111 Rock Road, Horsham, Pennsylvania 19044-2310, not earlier than September 30, 1998 and not later than December xx, 1998.

         WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                         By Order of the Board of Directors:


                                         Ronald H. Spair
                                         SECRETARY



April xx, 1998

                                                                       EXHIBIT A



         FOURTH: A.  Designation and Number of Shares.

            The total number of shares of stock which the Company is authorized to issue is 83,000,000, of which shares 72,000,000 of the par value of $.001 each shall be designated Common Stock, and 11,000,000 of the par value of $.001 each shall be designated Preferred Stock, of which 330,000 of the par value of $.001 each shall be designated Series A Convertible Preferred Stock and 3,000,000 of the par value of $.001 each shall be designated Series B Convertible Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote, voting together as a single class, without a vote of the holders of the Preferred Stock, or of any series thereof, as a separate class or series, unless a vote of any such holders is required pursuant to the terms of any series of Preferred Stock, as such terms may be established in accordance with the following provisions of this Article FOURTH, subject in any event to the provisions of Article TENTH of this Restated Certificate of Incorporation.

         At the time this amendment becomes effective, and without any further action on the part of the Corporation or its stockholders, each five shares of Common Stock, par value $.001 per share, then issued and outstanding shall be changed and reclassified into one fully paid and non-assessable share of Common Stock, par value $.001. The capital account of the Company shall not be increased or decreased by such change and reclassification. To reflect the said change and reclassification, each certificate representing shares of Common Stock, with a par value of $.00l per share, theretofore issued and outstanding shall represent one-fifth the number of shares of Common Stock, with a par value of $.001 per share, issued and outstanding after such change and reclassification; and the holder of record of each such certificate shall be entitled to receive a new certificate representing a number of shares of Common Stock, with a par value of $.001 per share, of the kind authorized by this amendment, equal to one-fifth the number of shares represented by said certificate for theretofore issued and outstanding shares, so that upon this amendment becoming effective each holder of record of five shares of the Common Stock will have or be entitled to certificates representing in the aggregate one share of Common Stock, with a par value of $.001 per share, of the kind authorized by this amendment for each share of Common Stock, with a par value of $.001 per share, of which he was the holder prior to the effectiveness of this amendment.

             The relative powers, designations, preferences, special rights, restrictions and other matters relating to such Common Stock, the Preferred Stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock are as set forth below in this Article FOURTH. The Preferred Stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock are sometimes referred to herein collectively as the "Preferred Stock" and the shares of Preferred Stock which are not designated as shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock are sometimes referred to herein as the "Undesignated Preferred Stock."

                                PRELIMINARY PROXY
                          SPARTA PHARMACEUTICALS, INC.
                    Proxy Solicited by The Board of Directors

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April XX, 1998 in connection with the 1998 Annual Meeting of Stockholders to be held at 10:00 am on Monday, May 11, 1998 at 111 Rock Road, Horsham, Pennsylvania and hereby appoints Dr. Jerry B. Hook and Ronald H. Spair, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock and Series B' Convertible Preferred Stock of Sparta Pharmaceuticals, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders, and at any adjournments or postponements thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

Whether or not you expect to attend the Annual Meeting, you are urged to execute and return this Proxy, which you may revoke at any time prior to its use.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposals 2 and 3.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

Election of Directors duly nominated (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

Nominees:           Peter Barton Hutt           Richard L. Sherman

                    SEE REVERSE SIDE FOR ALL THREE PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                                        X Please mark votes as in this example.
                                                 (See Reverse Side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE  FOR ALL THREE PROPOSALS.

1.  Election of Directors (See reverse).     FOR   |_|         WITHHELD    |_|

              -----------------------------------------------------
                  |_|   For all nominees except as noted above.

2. Proposal to approve an amendment to the Company's Restated Certificate of Incorporation to effect a one-for-five reverse stock split of the shares of the Company's outstanding common stock.

                       |_|    FOR        |_|     AGAINST         |_|    ABSTAIN

3. Proposal to ratify the appointment of Arthur Andersen L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1998.

                       |_|    FOR        |_|     AGAINST         |_|    ABSTAIN

                                Dated:                                  , 1998
                                       ---------------------------------

                                       ---------------------------------------
                                            Signature(s) of Stockholder(s)